SECOND AMENDMENT TO LOAN DOCUMENTS

          Second Amendment to Loan Documents, dated as of April 18, 2008 (this "Amendment"), among Pure Biofuels Corp. (the "Guarantor"), Pure Biofuels Del Peru S.A.C. and Palma Industrial S.A.C. (each a "Borrower" and collectively, the "Borrowers"), Plainfield Special Situations Master Fund Limited (in its capacities as the Lender and the Administrative Agent), and the other Credit Parties party hereto. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Loan Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the Guarantor, the Borrowers, the Lender and the Administrative Agent are parties to that certain Loan Agreement, dated as of September 12, 2007 (as amended by an amendment (the "First Amendment") executed and delivered by the Guarantor and the Borrowers on March 13, 2008, the "Loan Agreement"), pursuant to which the Lender has made loans to the Borrowers in the aggregate outstanding principal amount of $20,000,000.00 and the Interest Reserve has been reduced to $0.00;

          WHEREAS, the Loans are evidenced and secured by the Loan Agreement and the other Loan Documents;

          WHEREAS, the Borrowers have requested that the Commitment of the Lender be increased by $17,346,939; and

          WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend certain provisions of the Loan Documents as herein provided.

          NOW, THEREFORE, IT IS AGREED:

          1. The Borrowers represent and warrant that the above recitals are true and correct in all respects.

          2. The Loan Documents are amended as follows:

          (a) Schedule 1.01 attached to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 1.01 attached hereto, so that the unfunded portion of the Commitment of the Lender as of the Amendment Effective Date (as defined below), before giving effect to any Loans made on such date, shall mean $17,346,939.

          (b) The maximum aggregate principal amount of Loans evidenced by the Notes shall be $37,346,939.

          (c) Schedule 2.01 attached to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto. The Borrowers represent and warrant that all of the proceeds of Loans made prior to the Amendment Effective Date were used solely for the purposes as set forth on part
A. of Schedule 2.01. Each of the Borrowers hereby represents, warrants and agrees that all of the proceeds of Loans made on or after the
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Amendment Effective Date shall be used solely for the purposes set forth on part
B. of Schedule 2.01.

          (d) Anything in the Loan Agreement to the contrary notwithstanding,
(i) each Notice of Borrowing which the Borrowers submit to the Administrative Agent in connection with a Loan they desire to incur on or after the Amendment Effective Date shall include a description of the proposed use of the proceeds of such Loan which shall refer to the applicable use of proceeds items in
Schedule 2.01 and contain such other details with respect to the use of such proceeds as the Administrative Agent may reasonably request and (ii) from and after the Amendment Effective Date, Loan proceeds shall not be advanced to the Borrowers more than once each calendar week and the maximum principal amount of each such weekly advance shall not exceed the applicable weekly amount set forth on part B. of Schedule 2.01.

          (e) Anything in Section 2.08 of the Loan Agreement or the other Loan Documents to the contrary notwithstanding, interest shall accrue with respect to the Loans during the period extending from and including March 12, 2008 to but excluding October 1, 2008, and all such interest accrued during such period shall be due and payable in four equal monthly installments on October 1, 2008, November 1, 2008, December 1, 2008 and January 1, 2009.

          (f) Anything in Section 3.01(a) of the Loan Agreement to the contrary notwithstanding, there shall be no Commitment Fee with respect to the Loans made under the Loan Agreement on or after the Amendment Effective Date.

          (g) Anything in Section 3.01(b) of the Loan Agreement to the contrary notwithstanding, the Funding Fee with respect to each Borrowing of Loans made under the Loan Agreement on or after the Amendment Effective Date shall be equal to 2.00% of the original principal amount of such Loans.

          (h) Anything in the Loan Documents to the contrary notwithstanding, the Administrative Agent and the Lender hereby release any lien, security interest or other Encumbrance which they may have pursuant to the Loan Documents on inventory (including raw materials, finished product, byproducts and inventory in process) and accounts receivable and the proceeds therefrom of the Borrowers. Each of the Administrative Agent and the Lender covenants and agrees to take all actions which are reasonably necessary to effect such release of such liens, security interests or other Encumbrances as a matter of public record following the Amendment Effective Date.

          3. Notwithstanding anything to the contrary contained in this Amendment or the other Loan Documents, each of the Borrowers and the other Credit Parties hereby covenants and agrees to take all actions set forth on Exhibit A to this Amendment, at their sole cost and expense, to (a) implement a trust arrangement with respect to the Collateral (including, without limitation, if requested by the Purchaser (as defined in the Securities Purchase Agreement) and/or the Lender, any collateral secured pursuant to (i) the Convertible Note Documents and/or (ii) the post closing matters set forth on Exhibit A to this Amendment), which trust arrangement (including, without limitation, the documentation therefor) shall be in form and substance reasonably satisfactory to the Lender (the "Trust Arrangement"), (b) recapitalize the debt and equity structure of the Borrowers and the other Credit Parties in order to cause the reduction of

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the amount outstanding under the Convertible Notes and an increase in the amount outstanding under the Loans in a manner satisfactory to the Administrative Agent (the "Recapitalization"), (c) have Holdings issue warrants to the Purchaser to purchase an amount of shares of Common Stock in an amount when exercised equal to $17,346,939 divided by an exercise price per share of Common Stock to be determined but no greater than $0.30 (the "Warrant Issuance") and in connection with the Warrant Issuance there will be grants of certain equity to management based on performance measures to be mutually agreed upon by Holdings and the Lender, and (d) amend Holdings' articles of incorporation to increase its authorized Common Stock in an amount sufficient to support the issuance of the Common Stock underlying the Warrant Issuance (the "Stock Authorization Amendment"), all of the above to be completed within the time periods set forth therein and the parties hereto acknowledge and agree that the failure to take any of the actions required on Exhibit A to this Amendment, within the relevant time periods required, shall give rise to an immediate Event of Default.

          4. Except as set forth on Schedule 4 hereto, each of the Borrowers and the other Credit Parties hereby represents and warrants that all of the representations and warranties made by it in the Loan Agreement and the other Loan Documents are true and correct as of the date made and, to the extent it is a continuing representation or warranty, as of the Amendment Effective Date.

          5. Each of the Borrowers and the other Credit Parties acknowledges, confirms and agrees that (a) the aggregate principal amount of the Loans outstanding immediately prior to the Amendment Effective Date is $20,000,000.00 and (b) it possesses no claims, defenses, offsets, rights of recoupment or counterclaims of any kind or nature against the Lender or with respect to the Loans, the Loan Documents or the enforcement thereof (collectively, the "Claims"), nor does either of the Borrowers or any of the other Credit Parties now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against the Lender or with respect to the Loans, the Loan Documents or the enforcement thereof, each of the Borrowers and the other Credit Parties hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a law suit, adjudicated to final judgment from which no appeal can be taken, and therein dismissed with prejudice. Each of the Borrowers and the other Credit Parties hereby waives the provisions of any applicable laws restricting the release of claims which the releasing party does not know or suspect to exist at the time of release which, if known, would have materially affected its decision to agree to this release. In this regard, each of the Borrowers and the other Credit Parties hereby agrees, represents and warrants to the Lender that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each of the Borrowers and the other Credit Parties further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization, and that each of the Borrowers and the other Credit Parties nevertheless hereby intends to release, discharge and acquit the Lender from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loans, the Loan Documents (including, without limitation, the enforcement thereof), the Mortgaged Property, the improvements located therein, the other Collateral and/or any and all dealings in connection therewith.

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          6. (a) Each of the Borrowers and the other Credit Parties ratifies and confirms each of the liens and security interests granted by it to the Lender in the Loan Documents;

          (b) (i) each of the Borrowers and the other Credit Parties ratifies and confirms that the Security Documents create in favor of the Administrative Agent, for the benefit of the Lender, a security interest in all right, title and interest of each of the Borrowers and the other Credit Parties in those items and types of collateral described in the Security Documents, as security for the Obligations which include, without limitation, all Loans advanced to the Borrowers under the Loan Agreement, as amended by the First Amendment and this Amendment;

              (ii) in furtherance of the foregoing, Section 1(i) of the Pledge Agreement is hereby amended to add the following after the words "each such Loan Document" and prior to the words "(all such obligations, liabilities and indebtedness under this clause (i), being herein collectively called the "Loan Document Obligations")":

          ", an amendment to the Loan Agreement executed and delivered by Holdings and the Borrowers on March 13, 2008, the Second Amendment to Loan Documents, dated as of April 18, 2008 (the "Second Amendment"), among Holdings, Pure Biofuels and Palma, Plainfield Special Situations Master Fund Limited (in its capacities as the Lender and the Administrative Agent), and the other Credit Parties party thereto, and the Notes, dated April 18, 2008, issued by each of Pure Biofuels and Palma in favor of Plainfield Special Situations Master Fund Limited pursuant to the Second Amendment";

          (c) each of the Borrowers and the other Credit Parties acknowledges and agrees that, except as set forth in Section 2(e) as it applies to prior payments of interest due under Section 11.01(b) of the Loan Agreement subsequent to March 12, 2008 and prior to the Amendment Effective Date, the Lender has not waived, and by its execution and delivery of this Amendment the Lender is not waiving, any Default or Event of Default under the Loan Documents as amended hereby; and

          (d) each of Holdings and the Subsidiary Guarantors ratifies and confirms its Guaranty;

          7. Each of the Loan Documents, as and to the extent amended hereby, remains in full force and effect in accordance with the terms and provisions thereof and hereof.

          8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Loan Agreement or any other Loan Document. In the event of any conflict between this Amendment and any of the Loan Documents, the terms and provisions of this Amendment shall govern and control. Each of the Borrowers and the other Credit Parties will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, at its sole cost and expense, all such further acts, deeds, conveyances, mortgages, assignments, transfers, pledges and assurances as the Lender

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
may reasonably require or deem desirable for the better assuring and confirming the terms and provisions of this Agreement.

          9. From and after the Amendment Effective Date, each reference in any Loan Document to any other Loan Document shall be deemed to be a reference to such Loan Document as and to the extent amended hereby.

          10. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of the Lender and the Borrowers.

          11. The provisions of Sections 13.03 and 13.08 of the Loan Agreement are incorporated by reference herein (as if set forth in full in this section) so that this Amendment shall be subject to the terms and provisions of such sections of the Loan Agreement.

          12. This Amendment shall become effective on the first date (the "Amendment Effective Date") on which each of the following conditions is satisfied: (a) the Borrowers, the Lender and each of the other Credit Parties shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Lender (with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: John May, Esq. (facsimile number 212-354-8113)) and each of the Borrowers shall have executed and delivered to the Lender a Note in the principal amount of up to $17,346,939 to evidence the increase in the Commitment of the Lender effected by this Amendment; (b) the Lender shall have received an opinion letter, addressed to the Administrative Agent and the Lender and dated the Amendment Effective Date, from each of DLA Piper US LLP, Muniz, Ramirez, Perez-Taiman & Luna-Victoria and Lewis & Roca, LLP with respect to this Amendment and such matters incident thereto and to the transactions contemplated herein and therein as the Administrative Agent may reasonably request; (c) the Lender shall have received
(i) from each Borrower, a certificate, dated the Amendment Effective Date and signed on behalf of each of the Borrowers by an Authorized Representative of such Borrower in the form of Exhibit B with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Borrower and the resolutions of such Borrower referred to in such certificate certifying on behalf of such Borrower that all of the conditions in Sections 5.06 (for purposes of this Amendment, the reference to June 30, 2007 in Section 5.06 shall instead refer to September 30, 2007) and 5.07 of the Loan Agreement have been satisfied on such date and (ii) from each Credit Party other than the Borrowers, a certificate, dated the Amendment Effective Date, signed by an Authorized Representative of such Credit Party, and attested to by another Authorized Representative of such Credit Party, in the form of Exhibit B with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of (i) and (ii) above shall be in form and substance reasonably acceptable to the Lender; (d) the Lender shall have received such other documents and evidence as are customary for transactions of this type or as the Lender may reasonably request in order to evidence the satisfaction of the other conditions

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set forth above; and (e) the Borrowers shall have paid all of the Lender's costs and disbursements (including, without limitation, attorney's fees and expenses) in connection with the Loan Documents and this Amendment.

                                      * * *

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


          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

                                   LENDER:

                                      PLAINFIELD SPECIAL SITUATIONS
                                      MASTER FUND LIMITED,
                                      as the Lender and the Administrative Agent


                                      By:  /s/ Steven Segaloff
                                          --------------------------------------
                                      Name:  Steven Segaloff
                                      Title: Authorized Individual

                                   BORROWERS:

                                      PURE BIOFUELS DEL PERU S.A.C.


                                      By:  /s/ Luis Goyzueta
                                          --------------------------------------
                                      Name:  Luis Goyzueta
                                      Title: Authorized Signatory

                                      PALMA INDUSTRIAL S.A.C.


                                      By:  /s/ Luis Goyzueta
                                          --------------------------------------
                                      Name:  Luis Goyzueta
                                      Title: Authorized Signatory

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
                                   OTHER CREDIT PARTIES:

                                      PURE BIOFUELS CORP.,
                                      as a Guarantor


                                      By:  /s/ Luis Goyzueta
                                          --------------------------------------
                                      Name:  Luis Goyzueta
                                      Title: Authorized Signatory

                                      ACEITE PUCALLPA S.A.C.,
                                      as a Guarantor

                                      By:  /s/ Gonzalo Campos
                                          --------------------------------------
                                      Name:  Gonzalo Campos
                                      Title: General Manager

                                      PALMAS TROPICALES S.A.C.,
                                      as a Guarantor


                                      By:  /s/ Gonzalo Campos
                                          --------------------------------------
                                      Name:  Gonzalo Campos
                                      Title: General Manager

                                      PUCAPALMA  S.A.C.,
                                      as a Guarantor


                                      By:  /s/ Gonzalo Campos
                                          --------------------------------------
                                      Name:  Gonzalo Campos
                                      Title: General Manager

                                      ECOPALMA S.A.C.,
                                      as a Guarantor


                                      By:  /s/ Gonzalo Campos
                                          --------------------------------------
                                      Name:  Gonzalo Campos
                                      Title: General Manager

                                      PALMAS DE ORIENTE S.A.C.,
                                      as a Guarantor


                                      By:  /s/ Gonzalo Campos
                                          --------------------------------------
                                      Name:  Gonzalo Campos
                                      Title: General Manager

                                      PURE BIOCARBURANTES S.A.,
                                      as a Guarantor


                                      By:  /s/ Luis Goyzueta
                                          --------------------------------------
                                      Name:  Luis Goyzueta
                                      Title: Authorized Signatory

The undersigned agrees that the Credit Parties entry into this Amendment and the use of the proceeds thereof for the purposes set forth on Schedule 2.01 hereto will not violate the terms of the Securities Purchase Agreement and the Convertible Notes issued thereunder.

                                      PLAINFIELD PERU I LLC


                                      By:  /s/ Steven Segaloff
                                          --------------------------------------
                                      Name:  Steven Segaloff
                                      Title: Authorized Individual

                                      PLAINFIELD PERU II LLC


                                      By:  /s/ Steven Segaloff
                                          --------------------------------------
                                      Name:  Steven Segaloff
                                      Title: Authorized Individual

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